                                                                     EXHIBIT 1.1

                           CROSS TIMBERS OIL COMPANY
                           (a Delaware corporation)

                               6,000,000 Shares
                                      of
                                 Common Stock

                          (Par value $0.01 per share)


                            UNDERWRITING AGREEMENT


                                                            November 17, 2000
LEHMAN BROTHERS INC.
Three World Financial Center
New York, New York 10285

Dear Sirs:

     Cross Timbers Oil Company, a Delaware corporation (the "Company"), proposes to issue and sell 6,000,000 shares (the "Firm Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company. In addition, the Company proposes to grant to the Underwriter an option to purchase up to an aggregate of 600,000 additional shares (the "Option Shares") of Common Stock. The 6,000,000 Firm Shares and the 600,000 Option Shares are hereinafter collectively call the "Securities."

     The Company shall offer the Securities through Lehman Brothers Inc. (the "Underwriter") pursuant to Section 2 hereof.

     The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as it deems advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-46909) and pre-effective Amendment No. 1 thereto for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement. Such registration statement (as so amended, if applicable) has been declared effective by the Commission and contains a form of prospectus (the "Base Prospectus"). Promptly after execution
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and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The Base Prospectus and each such supplement thereto are herein collectively called the "Prospectus." The information included in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective or included in a prospectus supplement filed in respect of such registration statement pursuant to Rule 424(b) is referred to as "Rule 424(b) Information." Such registration statement (as so amended, if applicable), including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 424(b) Information is herein called the "Registration Statement." For purposes of this Agreement, all references to the Registration Statement, the Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus(or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

     SECTION 1.     Representations and Warranties.
                    ------------------------------

     (a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter, as of the date hereof, and, as of the Closing Time referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

         (1) Compliance with Registration Requirements.  The Company meets the
             -----------------------------------------
requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

         At the respective times the Registration Statement and any post-effective amendments thereto (including, the filing of the Company's most recent Annual Report on

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Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at the Closing Time, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus.

     Each prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations, and the Prospectus delivered to the Underwriter for use in connection with the offering of the Securities will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (2) Incorporated Documents.  The documents incorporated or deemed to be
         ----------------------
incorporated by reference in the Registration Statement and Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, included the most recent Annual Report of the Company on Form 10-K filed with the Commission, the Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2000, June 30, 2000 and September 30, 2000 filed with the Commission, and each Current Report of the Company on Form 8-K filed with the Commission since the end of the fiscal year to which such Annual Report relates. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the dates of the Prospectus, and at the Closing Time did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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     (3) Independent Accountants.  The accountants who certified the financial
         -----------------------
statements and supporting schedules included in the Registration Statement and the Prospectus are independent certified public accountants with respect to the Company and its Subsidiaries within the meaning of Regulation S-X under the 1933 Act.

     (4) Financial Statements.  The financial statements of the Company included
         --------------------
or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries at the dates indicated and the statement of operations, stockholders= equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus. In addition, any pro forma financial statements of the Company and its Subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission=s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

     (5) No Material Adverse Change in Business.  Since the respective dates as
         --------------------------------------
of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise and (C) except for regular quarterly dividends on the Common Stock and on the Series A Convertible Preferred Stock, par value $0.01 per share, of the Company, in amounts per share that are consistent with past practice,

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respectively, including the increased dividend declared September 30, 2000, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     (6) Good Standing of the Company.  The Company has been duly organized and
         ----------------------------
is validly existing as a corporation in good standing under the laws of the state of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

     (7) Authorization of Agreements.  This Agreement has been duly authorized,
         ---------------------------
executed and delivered by the Company.

     (8) Authorization of Common Stock. The Securities being sold to the
         -----------------------------
Underwriter pursuant to this Agreement have been duly authorized by the Company for issuance and sale to the Underwriter pursuant to this Agreement. The Securities, when issued and delivered by the Company pursuant to this Agreement, against payment of the consideration therefore specified in this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights arising by operation of law, under the charter and bylaws of the Company or under any agreement to which the Company or any of its Subsidiaries is a party, or otherwise. No holder of the Securities will be subject to personal liability by reason of being such a holder.

     (9) Absence of Defaults and Conflicts.  Neither the Company nor any of its
         ---------------------------------
Subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, AAgreements and Instruments@), except for such defaults as would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its Subsidiaries pursuant to, any Agreements and Instruments, except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets or properties, which violation would result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any of its Subsidiaries. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

     (10) Violation of Law.  Neither the Company nor any Subsidiary is in
          ----------------
violation of any law, ordinance, governmental rule or regulation or court decree to which it is subject, which violation could reasonably be expected to result in a Material Adverse Effect.

     (11) Accuracy of Exhibits.  There are no contracts or documents which are
          --------------------
required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required.

     (12) No Stabilization.  Neither the Company nor any of its officers,
          ----------------
directors or controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (13) Investment Company Act; Public Utility Holding Company Act.  The
          ----------------------------------------------------------
Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be (A) an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder or (B) a "holding company" or

     "affiliate" of a "holding company" or "public utility," as such terms are defined in the Public Utility Holding Company Act of 1935, and the rules and regulations of the Commission promulgated thereunder.

     (b) Officers' Certificates. Any certificate signed by any officer of the Company or any Subsidiary and delivered to the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby on the date of such certificate.

     SECTION 2.     Sale and Delivery to Underwriters; Closing.
                    ------------------------------------------

     (a) Firm Securities. Subject to the terms and conditions set forth herein, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase, the Securities at a price of $19.125 per share. The Underwriter proposes to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

     (b) Option Securities. In addition, subject to the terms and conditions set forth herein, the Company grants an option to the Underwriter to purchase up to 600,000 shares of Common Stock at a price per Option Share equal to the price per Firm Share. Such option will expire 30 days after the date of this Agreement.

     (c) Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the office of Kelly, Hart & Hallman, P.C., 201 Main Street, Suite 2500, Fort Worth, Texas 76102, or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M. (Eastern time) on the third business day after the date of this Agreement (such time and date of payment and delivery being herein called AClosing Time@).

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter for the account of the Underwriter of the Securities to be purchased by it.

     (d) Denominations; Registration. The Securities and certificates therefor shall be in such denominations and registered in such names as the Underwriter may request in writing prior to the Closing Time. The Securities and certificates therefor will be made available for examination and packaging by the Underwriter in the City of New York not later than 10:00 A.M. (Eastern time) on the business day of the Closing Time.

     SECTION 3.   Covenants of the Company.  The Company covenants with the
                  ------------------------
Underwriter, as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 415 and Rule 424, if and as applicable, of the 1933 Act Regulations and will notify the Underwriter immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment, supplement or revision to the Prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or its counsel shall reasonably object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, (i) conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein), (ii) copies of the Registration Statement and each amendment thereto in the form electronically filed with the Commission pursuant to EDGAR and (iii) conformed copies of all consents and certificates of experts. The Registration Statement and any amendments or supplements thereto furnished to the Underwriter are identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectus. The Company has delivered to the Underwriter, without charge, as many copies of the Prospectus the Underwriter reasonably requested, and the Company

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

hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus and any amendment or supplement thereto as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Registration Statement and the Prospectus. If at any time when a Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter, without charge, such number of copies of such amendment or supplement as the Underwriter may reasonably request.

     (f) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under AUse of Proceeds@.

     (h) Listing. To the extent not previously listed, the Company will use its best efforts to effect the listing of the Securities, prior to the Closing Time, on the New York Stock Exchange.

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     (i) Reporting Requirements.  The Company, during the period when the
Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     (j) Lock-up Letters. For a period of 90 days from the date of the Prospectus, the Company agrees not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than Common Stock issued pursuant to employee benefit plans, stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc.; and to cause Bob R. Simpson and Steffan E. Palko to furnish to the Underwriter, prior to the Closing Time, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly,
(1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Stock or securities convertible into or exchangeable for Common Stock (other than the sale of Common Stock pursuant to an arrangement with a broker-dealer that provides the equivalent of a cashless exercise of options) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 30 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc.

     SECTION 4.   Payment of Expenses.  (a)  Expenses.  The Company will pay all
                  -------------------
expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriter of this Agreement, and such other documents as may be required in connection with the purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities and certificates for the Securities to the Underwriter, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents

(including transfer agents and registrars) (v) the printing and delivery to the Underwriter of copies of the Prospectus and any amendments or supplements thereto and (vi) the fees and expenses incurred in connection with the listing of the Securities.

     (b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 hereof, the Company shall reimburse the Underwriter for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

     SECTION 5.   Conditions of Underwriter's Obligations.  The obligation of
                  ---------------------------------------
the Underwriter to purchase and pay for the Securities pursuant to this Agreement is subject to the accuracy of the representations and warranties of the Company herein or in certificates of any officer of the Company or any of its Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further condition:

     (a) Effectiveness of Registration Statement. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been initiated or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable.

     (b) Officers Certificate. At Closing Time, the Underwriter shall have received a certificate of the Company, executed by the President or a Vice President of the Company and the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time,
(ii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the Company=s knowledge, threatened by the Commission.

     (c) Approval of Listing. At Closing Time, the Securities shall have been listed, or approved for listing subject only to official notice of issuance, on the New York Stock Exchange.

     (d) Opinion of Counsel.   At Closing Time, the Underwriter shall have
received the favorable opinion, dated as of Closing Time, of Kelly, Hart & Hallman, P.C., counsel for the

Company, in form and substance satisfactory to counsel for the Underwriter to the effect set forth in Exhibit B hereto.
                        ---------

     (e) Accountant's Comfort Letter. At Closing Time, the Underwriter shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, in form and substance satisfactory to the Underwriter, containing the statements and information of the type ordinarily included in accountants= comfort letters to underwriters with respect to the financial statements and certain financial information in the Registration Statement and the Prospectus, including the documents incorporated by reference therein.

     (f) Force Majeure. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on such Closing Time on the terms and in the manner contemplated in the Prospectus.

     (g) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

     SECTION 6.     Indemnification and Contribution.
                    --------------------------------

     (a) The Company shall indemnify and hold harmless the Underwriter, its officers and employees and each person, if any, who controls the Underwriter within the meaning of the 1933 Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which the Underwriter, officer, employee or controlling person may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky application or filing any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its negligence or willful misconduct), and shall reimburse the Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by the Underwriter by or specifically for inclusion therein which information consists solely of the information specified in Section 6(e); provided further, that such indemnification shall not apply if a copy of the Prospectus as then amended or supplemented were not sent or given by or on behalf of an Underwriter to the claimant, if required by law, at or prior to the written confirmation of the sale of Securities to such claimant or if the Prospectus as so amended or supplemented would have cured the defect giving rise to such claim, unless the failure to so deliver a Prospectus resulted from the Company's failure to comply with Section 3(d). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter or to any officer, employee or controlling person of the Underwriter.

     (b) The Underwriter shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the 1933 Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the 1933 Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained
(A) in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky application or filing or (ii) the omission or alleged omission to state in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky application or filing any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 6(e), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

     (c) Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriter shall have the right to employ counsel to represent jointly the Underwriter and its officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Company under this Section 6 if, in the reasonable judgment of the Underwriter, it is advisable for the Underwriter, and its officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of one such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting compensation received by the Underwriter with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement, in each case as set forth in the "Underwriting" section of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and offered to the public exceeds the amount of any damages which the

Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The Underwriter confirms and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriter set forth under the caption "Underwriting" in the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

     SECTION 7.  Representations, Warranties and Agreements to Survive
                 -----------------------------------------------------
Delivery. All representations, warranties and agreements contained in this
---------
Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities.

     SECTION 8.  Notices.  All statements, requests, notices and agreements
                 -------
hereunder shall be in writing, and:

     (a) if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 6(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285;

     (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Frank G. McDonald, General Counsel (Fax:
(817) 885-2278);

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

     SECTION 9.  Parties.  This Agreement shall inure to the benefit of and
                 -------
be binding upon the Underwriter, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Underwriter within the meaning of Section 15 of the 1933 Act and any officer or employee entitled to indemnification under Section 6(a) and (B) the indemnity agreement of the Underwriter contained in Section 6(b) of this

Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the 1933 Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 9, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     SECTION 10.  Definition of the Terms "Business Day" and Subsidiary".  For
                  ------------------------------------------------------
purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "Subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

     SECTION 11.  Governing Law.  This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of New York. Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "Specified Courts"), and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party=s address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 12.  Counterparts.  This Agreement may be executed in one or more
                  ------------
counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     SECTION 13.  Headings.  The headings herein are inserted for convenience
                  --------
of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement between the Company and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

                                    Very truly yours,

                                    CROSS TIMBERS OIL COMPANY


                                    By:
                                       --------------------------
                                    Name:   Louis G. Baldwin
                                    Title:  Executive Vice President

Accepted:


Lehman Brothers Inc.

By
  -------------------------
  Authorized Representative

                                   Exhibit A


                            LOCK-UP LETTER AGREEMENT

                           Cross Timbers Oil Company
                           -------------------------
                        Public Offering of Common Stock
                        -------------------------------


Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

     The undersigned understands that you propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you (the "Underwriter") of shares (the "Securities") of common stock, par value $0.01 per share (the "Common Stock"), of Cross Timbers Oil Company, a Delaware corporation (the "Company"), and that the Underwriter proposes to reoffer the Common Stock to the public (the "Offering").

     In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Stock (including, without limitation, Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Stock that may be issued upon exercise of any option or warrant (other than the sale of Common Stock pursuant to an agreement with a broker-dealer that provides the equivalent of a cashless exercise of options)) or securities convertible into or exchangeable for Common Stock owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, or other securities, in cash or otherwise, for a period of 30 days after the date of the final Prospectus relating to the Offering.

     In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

     It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, we will be released from our obligations under this Lock-Up Letter Agreement.

     The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                        Very truly yours,


                                        By:
                                           ------------------------
                                           Name:
                                           Title:


Dated:  November 17, 2000

                                   EXHIBIT B

                      FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(d)


     1. The Company was incorporated, exists and is in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; the Company is qualified to do business and is in good standing in the several states set forth on Exhibit A to such opinion; and we have no knowledge that the nature of the properties of the Company or the conduct of its business requires such qualification in other jurisdictions or places, except in such jurisdictions or places in which the Company is subject to no material liability or disability by reason of its failure to be so qualified.

     2. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.01 per share, and 25,000,000 shares of preferred stock, par value $.01 per share; there are 70,482,301 shares of Common Stock issued and outstanding; and the Common Stock conforms in all material respects as to legal matters to the description thereof incorporated by reference into, and included under the caption "Description of the Common Stock" in, the Registration Statement. The form of certificate used to evidence the Common Stock is in proper form and complies with all applicable statutory requirements.

     3. All shares of the issued and outstanding Common Stock have been authorized and validly issued and are fully paid and non-assessable.

     4. The Common Stock to be sold by the Company has been authorized for issuance and sale to the Underwriter pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable; and the issuance of such Common Stock is not subject to any preemptive or similar rights, whether arising by operation of law, under the Restated Certificate of Incorporation or Bylaws of the Company or, to our knowledge, any agreement or other instrument to which the Company is a party or by which it may be bound.

     5. The Company has corporate power and authority to enter into the Underwriting Agreement, and the Underwriting Agreement has been authorized, executed and delivered by the Company.

     6. The Registration Statement has become effective under the 1933 Act, and we have no knowledge of the issuance of any stop order suspending the effectiveness of the Registration Statement or any proceedings for such purpose pending before, or contemplated by, the Commission.

     7. At the time the Registration Statement became effective and at the date hereof, the Registration Statement (other than the financial statements and the supporting schedules included therein, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the regulations thereunder.

     8. We have no knowledge of any legal or governmental proceedings, including ordinary routine litigation incidental to the Company's business, pending or threatened, that are required to be disclosed in the Registration Statement, other than those discussed or incorporated by reference therein or that, considered in the aggregate, would be material.

     9. We have no knowledge (a) of any contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto, other than those described or referred to therein or filed or incorporated by reference as exhibits thereto or (b) that any default exits in the due performance or observance by the Company of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, or filed or incorporated by reference.

     10. No consent, approval, authorization or order of any court or governmental agency or body is required in connection with the offering, issuance or sale by the Company of the Common Stock to the Underwriters pursuant to the Underwriting Agreement, except such as have been obtained under the 1933 Act and such as may be required under state securities laws.

     11. We have no knowledge that the execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated therein and compliance by the Company with its obligations thereunder will conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, or that any such action will result in any violation of the provisions of the Restated Certificate of Incorporation or Bylaws of the Company, or any applicable law, administrative regulation or administrative or court decree.

     12. Each document filed pursuant to the 1934 Act (other than the financial statements and the financial statement schedules included therein, as to which we express no opinion) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the regulations thereunder.

     Although we are not passing on, and do not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement and Prospectus, we advise you that on the basis of our participation in conferences with the officers and employees of the Company, and representatives of, and counsel for, the Underwriters at which the contents of the Registration Statement were discussed, no facts have come to our attention that lead us to believe that the Registration Statement (including information deemed to be part of the Registration Statement pursuant to Rule 434, but excluding financial statements, the notes thereto and the related schedules and other financial data included therein or incorporated by reference therein and information relating to estimated natural resource reserves, the estimated future net revenues therefrom and the discounted present value of such estimated future net revenues included therein or incorporated by reference therein, as to which we have not been asked to comment), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements, the notes thereto and the related schedules and other financial data included therein or incorporated by reference therein and information relating to estimated natural resource reserves, the estimated future net revenues therefrom and the discounted present value of such estimated future net revenues included therein or incorporated by reference therein, as to which we have not been asked to comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that (i) it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991) or (ii) with respect to any opinions expressed to the knowledge of such counsel, such knowledge is restricted to matters known by a limited number of attorneys of such counsel.